                                                                      Exhibit 20

                       CIT Equipment Collateral - 2004-EF1
                            Monthly Servicing Report

                                                                                               Determination Date:         01/18/05
                                                                                                Collection Period:         12/31/04
                                                                                                     Payment Date:         01/20/05

I. AVAILABLE FUNDS

     A. Available Pledged Revenues

          a. Scheduled Payments Received                                                                              12,172,218.24
          b. Liquidation Proceeds Allocated to Owner Trust                                                                30,157.88
          c. Required Payoff Amounts of Prepaid Contracts                                                              3,563,302.98
          d. Required Payoff Amounts of Purchased Contracts                                                                    0.00
          e. Proceeds of Clean-up Call                                                                                         0.00
          f. Investment Earnings on Collection Account and Note Distribution Account                                           0.00
                                                                                                                      -------------

                         Total Available Pledged Revenues =                                                           15,765,679.10

     B. Determination of Available Funds

          a. Total Available Pledged Revenues                                                                         15,765,679.10
          b. Servicer Advances                                                                                           763,457.85
          c. Recoveries of prior Servicer Advances                                                                      (933,301.75)
          d. Withdrawal from Reserve Account                                                                                   0.00
                                                                                                                      -------------

                         Total Available Funds =                                                                      15,595,835.20


II. DISTRIBUTION AMOUNTS

     A. COLLECTION ACCOUNT DISTRIBUTIONS

          1. Servicing Fee                                                                                               223,076.02

          2. Class A-1 Note Interest Distribution                                      68,343.79
             Class A-1 Note Principal Distribution                                 13,084,773.00
                    Aggregate Class A-1 distribution                                                                  13,153,116.79

          3. Class A-2 Note Interest Distribution                                     192,750.00
             Class A-2 Note Principal Distribution                                          0.00
                    Aggregate Class A-2 distribution                                                                     192,750.00

          4. Class A-3 Note Interest Distribution                                     502,471.67
             Class A-3 Note Principal Distribution                                          0.00
                    Aggregate Class A-3 distribution                                                                     502,471.67

          5. Class B Note Interest Distribution                                        32,647.27
             Class B Note Principal Distribution                                      551,325.80
                    Aggregate Class B distribution                                                                       583,973.07

          6. Class C Note Interest Distribution                                        58,622.40
             Class C Note Principal Distribution                                            0.00
                    Aggregate Class C distribution                                                                        58,622.40

          7. Class D Note Interest Distribution                                        61,852.65
             Class D Note Principal Distribution                                            0.00
                    Aggregate Class D distribution                                                                        61,852.65

          9. Deposit to the Reserve Account                                                                                    0.00

          10. Amounts Payable in connection with the Reserve Account                                                      22,919.74

          11. To the holder of the equity certificate                                                                    797,052.86


                         Collection Account Distributions =                                                           15,595,835.20
                                                                                                                      =============

     B. RESERVE ACCOUNT DISTRIBUTIONS

          1. Withdrawal from the Reserve Account                                                                               0.00

          2. Interest to the Holdback Amount Designee                                                                     47,439.90

          3. Release of Excess from the Reserve Account                                                                  613,624.44
                                                                                                                      -------------

                         Reserve Account Distributions =                                                                 661,064.34
                                                                                                                      =============

                                                                                                                      -------------
     C. INCORRECT DEPOSITS                                                                                                     0.00
                                                                                                                      =============

III. INFORMATION REGARDING DISTRIBUTIONS ON THE SECURITIES

------------------------------------------------------------------------------------------------
                          Distribution            Class A-1         Class A-2         Class A-3
                             Amounts                Notes             Notes             Notes
------------------------------------------------------------------------------------------------
          1.              Interest Due             68,343.79        192,750.00        502,471.67
          2.              Interest Paid            68,343.79        192,750.00        502,471.67
          3.           Interest Shortfall               0.00              0.00              0.00
                         ((1) minus (2))
          4.             Principal Paid        13,084,773.00              0.00              0.00

          5.        Total Distribution Amount  13,153,116.79        192,750.00        502,471.67
                         ((2) plus (4))


-------------------------------------------------------------------------------------------------------------------
                          Distribution            Class B           Class C           Class D         Total Offered
                             Amounts                Notes             Notes             Notes             Notes
-------------------------------------------------------------------------------------------------------------------

          1.              Interest Due             32,647.27         58,622.40         61,852.65        916,687.78
          2.              Interest Paid            32,647.27         58,622.40         61,852.65        916,687.78
          3.           Interest Shortfall               0.00              0.00              0.00              0.00
                         ((1) minus (2))
          4.             Principal Paid           551,325.80              0.00              0.00     13,636,098.80

          5.        Total Distribution Amount     583,973.07         58,622.40         61,852.65     14,552,786.58
                         ((2) plus (4))


IV. Information Regarding the Securities

     A. Summary of Balance Information

-----------------------------------------------------------------------------------------------------------------------------------
                                               Applicable   Principal Balance   Class Factor   Principal Balance    Class Factor
                              Class              Coupon          Jan-05            Jan-05           Dec-04            Dec-04
                                                  Rate        Payment Date      Payment Date      Payment Date      Payment Date
-----------------------------------------------------------------------------------------------------------------------------------
          a.             Class A-1 Notes         1.6300%      35,606,626.79         0.25253       48,691,399.79        0.34533
          b.             Class A-2 Notes         2.5700%      90,000,000.00         1.00000       90,000,000.00        1.00000
          c.             Class A-3 Notes         3.5000%     172,276,000.00         1.00000      172,276,000.00        1.00000
          d.              Class B Notes          2.9900%      12,551,259.17         0.73866       13,102,584.97        0.77110
          e.              Class C Notes          4.1400%      16,992,000.00         1.00000       16,992,000.00        1.00000
          f.              Class D Notes          4.6800%      15,859,654.22         1.00000       15,859,654.22        1.00000

          g.                    Total Offered Notes          343,285,540.18                      356,921,638.98

     B. Other Information

---------------------------------------------------------------------------------
                                                Scheduled            Scheduled
                                             Principal Balance   Principal Balance
                              Class               Jan-05               Dec-04
                                                Payment Date        Payment Date
---------------------------------------------------------------------------------
                         Class A-1 Notes       51,761,624.18     62,858,780.27


-----------------------------------------------------------------------------------------------------------------------------------
                                                                   Target              Class          Target            Class
                                                Class          Principal Amount        Floor      Principal Amount      Floor
                              Class           Percentage           Jan-05             Jan-05          Dec-04            Dec-04
                                                                Payment Date        Payment Date    Payment Date      Payment Date
-----------------------------------------------------------------------------------------------------------------------------------
                             Class A              95.96%      329,406,044.48                      342,490,817.48
                             Class B               4.04%          551,325.80            0.00          526,762.54           0.00

V. PRINCIPAL

     A. MONTHLY PRINCIPAL AMOUNT

          1. Principal Balance of Notes and Equity Certificates                                     356,921,638.98
             (End of Prior Collection Period)
          2. Contract Pool Principal Balance (End of Collection Period)                             343,285,540.18
                                                                                                    --------------
               Total monthly principal amount                                                        13,636,098.80

VI. CONTRACT POOL DATA

     A. CONTRACT POOL CHARACTERISTICS

                                                                                  -------------------------------------------------
                                                                                    Original           Jan-05          Dec-04
                                                                                      Pool           Payment Date    Payment Date
                                                                                  -------------------------------------------------
          1. a. Contract Pool Principal Balance (active contracts)                453,119,654.00    342,949,814.59   356,741,706.49
             b. Positive Rent Due (active contracts)                                                  2,274,345.84     2,444,189.74
                                                                                  -------------------------------------------------
             c. Required Payoff Amount (active contracts)                         453,119,654.00    345,224,160.43   359,185,896.23

             d. Required Payoff Amount (unliquidated defaults)                                          335,725.59       179,932.49
                                                                                  -------------------------------------------------
             e. Total Required Payoff Amount                                      453,119,654.00    345,559,886.02   359,365,828.72
                                                                                  =================================================

          2. No of Contracts                                                               5,761             5,333            5,449

          3. Weighted Average Remaining Term                                                44.0              38.3             39.0

          4. Weighted Average Original Term                                                 53.6


     B. DELINQUENCY INFORMATION

                                                      ------------------------------------------------------------
                                                       % of                               No. Of      Required
                                                      Contracts        % of RPA          Accounts   Payoff Amount
                                                      ------------------------------------------------------------
          1. Current                                   98.24%            98.81%            5,239    341,437,670.74
             31-60 days                                 1.07%             0.78%               57      2,688,139.80
             61-90 days                                 0.26%             0.26%               14        905,164.23
             91-120 days                                0.04%             0.02%                2         65,804.19
             121-150 days                               0.02%             0.01%                1         35,801.12
             151-180 days                               0.04%             0.03%                2         91,580.35
             180+ days                                  0.00%             0.00%                0              0.00
                                                      ------------------------------------------------------------
             Subtotal - Active Accounts                99.66%            99.90%            5,315    345,224,160.43
             Remaining RPA - Unliquidated Defaults      0.34%             0.10%               18        335,725.59
                                                      ------------------------------------------------------------
             Total Delinquency                         100.0%            100.0%            5,333    345,559,886.02
                                                      ============================================================

          2. Delinquent Scheduled Payments:

             Beginning of Collection Period                                         2,444,189.74
             End of Collection Period                                               2,274,345.84
                                                                                    ------------
                    Change in Delinquent Scheduled Payments                          (169,843.90)


     C. DEFAULTED CONTRACT INFORMATION

          1. A) Reported Loss Information

                                                                   -----------------------------------------------------------------
                                                                             Current Period                   Cumulative
                                                                   -----------------------------------------------------------------
                                                                       Amount            % of ICPB        Amount        % of ICPB
                                                                   -----------------------------------------------------------------
                Defaulted Valuation Amount                          153,601.32              0.03%       622,950.14         0.14%
                Cash Collected on Defaulted Contracts                30,157.88              0.01%       129,266.93         0.03%
                                                                   -----------------------------------------------------------------
                Net Loss Amount                                     123,443.44              0.04%       493,683.21         0.11%
                                                                   =================================================================

             B) Cumulative Loss Trigger Percentage                                                                             1.00%
                  Cumulative Loss Trigger in Effect                                                                              NO

          2. Supplemental Information on Unliquidated Defaulted Contracts

                Required Payoff Amount at time of Default                                915,480.03
                Initial Defaulted Valuation Amount                                       500,013.06
                Cash Collected on Defaulted Contracts                                    129,266.93
                Cash Collections in Excess of Remaining Required Payoff Amount           (49,525.55)
                                                                                         ----------
                Remaining Required Payoff Amount of Defaulted Contracts                  335,725.59
                                                                                         ==========
                Initial Valuation as a % of Required Payoff Amount at time of Default         54.62%
                Remaining Balance % of Required Payoff Amount at time of Default              36.67%


          3. Supplemental Information on Liquidated Contracts

                                                                          ---------------------------------------------------------
                                                                             Current Period                    Cumulative
                                                                          ---------------------------------------------------------
                                                                          Amount        % of ICPB         Amount         % of ICPB
                                                                          ---------------------------------------------------------
                Required Payoff Amount at time of Default                 0.00              0.00%        28,797.12         0.01%
                Cash Collected on Liquidated Contracts                    0.00              0.00%             0.00         0.00%
                Net Loss Amount on Liquidated Contracts                   0.00              0.00%        28,797.12         0.01%
                                                                          ---------------------------------------------------------
                Loss Severity Percentage                                  0.00%                             100.00%
                                                                          =========================================================
                Number of Contracts                                          0                                   1
                % of Original Contracts                                   0.00%                               0.02%

VII. INFORMATION REGARDING THE RESERVE ACCOUNT

     A. RESERVE ACCOUNT

                    1. Opening Reserve Account Balance                             16,061,473.75

                    2. Investment Earnings                                             24,520.16

                    3. Deposit from the Collection Account                             22,919.74

                    4. Withdrawls from the Reserve Account                                  0.00

                    5. Interest payment to the Holdback Designee                      (47,439.90)

                    6. Release of Reserve Account Surplus                            (613,624.44)

                    7. Ending Reserve Account Balance                              15,447,849.31

                    8. Available amount                                            16,061,473.75

                    9. Required Reserve Account Amount                             15,447,849.31

                    10. Reserve Account Surplus/(Shortfall)                                0.00



VIII. MISCELLANEOUS INFORMATION

     A. SERVICER ADVANCE BALANCE

                    1. Opening Servicer Advance Balance           2,444,189.74
                    2. Current Period Servicer Advance              763,457.85
                    3. Recoveries of prior Servicer Advances       (933,301.75)
                                                                  -------------
                    4. Ending Servicer Advance Balance            2,274,345.84



     D.  OTHER RELATED INFORMATION

                    1. Life to Date Prepayment (CPR)                       9.5%

                    2. Life to Date Substitutions:

                         a. Prepayments                 0.00

                         b. Defaults                    0.00

DELINQUENCY ANALYSIS AND LTD CPR HISTORY
------------------------------------------------------------------------------------------------------------------------------------
                                                     % of              % of              % of              % of
                                                     Aggregate         Aggregate         Aggregate         Aggregate
                                                     Required Payoff   Required Payoff   Required Payoff   Required Payoff
                                                     Amounts           Amounts           Amounts           Amounts

                           Collection                31-60 Days        61-90 Days        91-120 Days       120+ Days
                             Periods                 Past Due          Past Due          Past Due          Past Due         LTD CPR
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                            11/30/04                    0.78%             0.26%             0.02%             0.04%            9.51%
                            10/31/04                    0.89%             0.12%             0.10%             0.02%            9.82%
                            09/30/04                    0.58%             0.13%             0.01%             0.01%           10.31%
                            08/31/04                    0.40%             0.11%             0.01%             0.03%            9.75%
                            07/31/04                    0.51%             0.11%             0.03%             0.00%           10.43%
                            06/30/04                    0.52%             0.07%             0.00%             0.00%           16.27%
------------------------------------------------------------------------------------------------------------------------------------


                                                  NET LOSS HISTORY
                                                  ----------------------------------------------
                                                   Collection             Net             Net
                                                     Month          Loss Percentage     Losses
                                                  ----------------------------------------------

                                                  ----------------------------------------------
                                                    11/30/04              0.11%       123,443.44
                                                    10/31/04              0.05%        51,288.24
                                                    09/30/04              0.04%       153,290.72
                                                    08/31/04              0.01%        12,722.12
                                                    07/31/04              0.00%        18,169.98
                                                    06/30/04              0.00%                -
                                                  ----------------------------------------------